Exhibit 10.3

Performance Stock Unit Award Metrics for 2026

On January 27, 2026, the Compensation, Talent and Culture Committee of the Board of Directors of the Company approved the specific criteria to be used for purposes of determining any future stock unit (“PSU”) final awards for the 2026-2028 performance period for participants, including executive officers, under the Company’s shareholder-approved 2023 Long-Term Incentive Plan, as amended (filed with this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026).

A PSU grant is a target opportunity with a three-year performance period (2026-2028), based on metrics reviewed annually to align with key business developments that drive long-term growth and a modifier (+20/-20%) based on the relative Total Shareholder Return of Ford’s common stock compared to a peer group of companies. The metrics and weightings for Fiscal Year 2026 are outlined below:
•Capex Efficiency (25%)
•Integrated Services Subscription Growth (25%)
•Pro Managed Maintenance Vehicles Under Management (25%)
•US Retail and US Pro VIN Share growth (25%)

The Compensation, Talent and Culture Committee will approve the final award calculation, which could range between 0% and 200% of the target opportunity.